Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
EQ/Franklin Core Balanced Portfolio (Barclays Agg Sleeve)
(AXA-FI)
EQ/Global Bond PLUS Portfolio  (AXA-GB)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)
Curian / BlackRock Global Long Short Credit Fund  (SMF_CC-
GC)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
08-13-2013

Security Type:
BND/CORP

Issuer
CA, Inc. (2018)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. LLC,
Citigroup Global Markets Inc., J.P. Morgan
Securities LLC, Barclays Capital Inc., BNP
Paribas Securities Corp., HSBC Securities
(USA) Inc., RBC Capital Markets, LLC, RBS
Securities Inc., Scotia Capital (USA)
Inc., U.S. Bancorp Investments, Inc.,
Wells Fargo Securities, LLC, DNB Markets,
Inc., ING Financial Markets LLC, KeyBanc
Capital Markets Inc., Lloyds Securities
Inc., PNC Capital Markets LLC, SMBC Nikko
Securities America, Inc.


Transaction Details

Date of Purchase
08-13-2013

Purchase
Price/Share
(per share / %
of par)
$99.811

Total
Commission,
Spread or
Profit
0.600%

1.	Aggregate Principal Amount Purchased
(a+b)
$15,000,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$10,030,000

b.   Other BlackRock Clients
$4,970,000

2.	Aggregate Principal Amount of
Offering
$250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.06


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X]   U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Rule 144A Offering   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ]   Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ]   Government Securities Offering

Timing and Price (check ONE or BOTH)
[X]   The securities were purchased before the end of the
first day on which any sales were made, at a price that
was not more than the price paid by each other purchaser
of securities in that offering or in any concurrent
offering of the securities; and
[ ]   If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 08-15-2013

Global Syndicate Team
Member



Approved by:
Steven DeLaura
Date: 08-15-2013

Global Syndicate Team
Member